Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and TSX Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces Positive Independent Benchmarking Results of the

2019 Updated Preliminary Feasibility Study for the Mt Todd Gold Project

Denver, Colorado, March 24, 2020 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced results of an independent benchmarking study (the “Study”) of the 2019 updated preliminary feasibility study for the Mt Todd Gold Project (“Mt Todd” or the “Project”) in the Northern Territory, Australia (the “2019 PFS”).

In the second quarter 2019, Vista engaged GR Engineering Services Limited (“GRES”) of Perth, Australia to complete an independent review of capital and operating costs, and construction, commissioning and ramp-up schedules as presented in the 2019 PFS. The objective of the Study was to assess the capital and operating costs, and schedules presented in the 2019 PFS compared to actual capital and operating costs being experienced by current, similar size operations. The findings were positive and provide greater assurance that the Company’s inputs and assumptions are reasonable and that the schedules are practical.

Frederick H. Earnest, President and Chief Executive Officer of Vista, stated, “Concurrent with completing the 2019 PFS, we engaged GRES as an independent contractor to review and compare our estimated costs and schedules. Based on the preliminary findings of the Study, we worked with various consultants to further evaluate the interim results and, in some areas, we revised our plans and estimates. This analysis and review are an indication of our commitment to ensuring that our Project designs, schedules and economic analyses are reasonable and appropriate.”

Mining – Summary of Capital and Operating Expenditures

Mining Plus (“MP”) was engaged by GRES to perform a benchmark study for the mining costs of the Project. A comparison of the 2019 PFS unit mining equipment costs to recent equipment purchase prices from original equipment manufacturer (“OEM”) representatives in Australia, with consideration of delivery costs to the Northern Territory, is summarized in the table below.

Based on this analysis, MP concluded that on a weighted average basis, the Mt Todd capital costs as quoted in the 2019 PFS were slightly higher than the costs currently being quoted by Australian OEMs and that total mining capex as reflected in the 2019 PFS was a good estimate.

CAPEX Comparison - Mt Todd as a % of Average Unit Cost
Mining CAPEX Area	Mt Todd % of Average Data Set Unit Cost	Units
Large Drills (i.e. Atlas Copco PV235)	97%	16
Small Drills (i.e. 165mm Rotary Blast Hole Drills)	76%	2
Hydraulic Shovel (28m3 - i.e. PC 5500	104%	4
Front End Loader (18m3 - i.e. Cat 994)	94%	2
Haul Truck (220t - i.e. Cat 793)	109%	41
Large Dozer (Cat D11)	102%	1
Small Dozer (Cat D9)	100%	4
Motor Grader (4.9m - i.e. Cat 16H)	89%	4
Water Truck (i.e. Cat 777 with 70kl tank)	97%	2
Rubber Tired Dozer (i.e. Cat 834H)	72%	3
AVERAGE (weighted based on fleet numbers and capital)	104%

The table below compares the 2019 PFS mining costs per tonne (“t”) to the average benchmarked mining costs per tonne in each operating cost area of the mine.

OPEX Comparison - Mt Todd as a % of Average US$/t
Mining OPEX Area	Mt Todd % of Average US$/T
Drilling	97%
Blasting	85%
Loading	116%
Hauling	181%
Average (weighted based on total project cost for main work areas of drilling, blasting, loading and hauling)	140%

Based on the above data, MP determined the mine operating costs as shown in the 2019 PFS were potentially over estimated compared to other Australian mining operations. MP also noted that although the benchmarking population could have been larger, the 2019 PFS estimates appeared reasonable for this level of study.

Processing – Summary of Capital and Operating Expenditures

GRES analyzed the most appropriate completed, comparable projects to assess processing capital and operating cost estimates. Aust Gold (an unnamed project), the Rainy River mines in Canada, and the Ahafo and Akyem operations in Ghana (all of which are approximately half the capacity of Mt Todd) were used in the capital cost comparison. Other reference points included feasibility study results published by large scale mineral processing projects in similar locations and regions interpreted by GRES, and GRES’ internal database of equipment and bulk commodity supply prices.

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Converted to USD at 1AUD=0.7USD	Aust Gold FS	Aust Gold	Rainy River FS	Rainy River[1]	Mt Todd 2019 PFS
Millions of Tonnes Per Annum Plant Capacity	7.5	8.2	7.7	7.7	17.75
Total Reported Capex, US$	$372	$435	$644	$904	$826
Process Plant & Associated Infrastructure	$131	$152	$219	– [2]	$367
Scope Change	– [2]	$21	$35	– [2]	$6
Infrastructure & Water	$58	$58	– [2]	– [2]	$46
Mine Development [3]	$27	$27	$28	– [2]	$121
Power Supply	$15	$15	$7	– [2]	$82
Site Civils	$6	$6	$82	– [2]	$19
Engineering and Contractor Indirects	$63	$63	$74	– [2]	$82
Owner & Pre-Production	$36	$36	$147 [2]	– [2]	$16 [4]
Spares	$5	$5		– [2]
Contingency	$32	$53	$51	– [2]	$87
Existing Infrastructure[5]	– [2]	– [2]	– [2]	– [2]	$70

USD	Aust Gold FS	Aust Gold	Rainy River FS	Rainy River[1]	Mt Todd 2019 PFS
Millions of Tonnes Per Annum Plant Capacity	7.5	8.2	7.7	7.7	17.75
Process Plant & Associated Infrastructure ($M)	$131	$152	$219	– [2]	$367
US$ per Tonne Per Annum Plant Capacity	$17	$19	$28	– [2]	$21

1 Rainy River experienced substantial overruns due to a change to the tailings and water dam designs and associated capex.

2 Breakdown data unavailable.

3 Mt Todd initial mine capital costs include capitalized pre-stripping required in the existing pit to recommence production versus other operations that started as greenfield sites.

4 Initial fills and spares are included in the Mt Todd initial mill capex.

5 Conservative value was given to the existing infrastructure at Mt Todd to make it comparable to other projects that were required to construct similar infrastructure. This value is not included in the Mt Todd Total Reported Capex, rather it is reported for information and comparative purposes only.

The Study demonstrated that the processing capital costs shown in the 2019 PFS were in the middle of the range on a US$ per tonne per annum plant capacity basis, with low and high areas of the estimate balancing out. The review identified areas where additional work should be completed as part of future technical studies.

The Mt Todd piping, electrical and instrumentation costs continue to be factored estimates that will require the completion of feasibility-level engineering design work. Owner’s costs are a function of the project management system selected and the Company’s choice may be different in a future technical report. Power Engineers completed the power generation plant design and cost estimates for the 2019 PFS and continues to work with Vista to optimize the power generation facility’s size and connection to the existing power grid.

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Mineralis Pty Ltd (“Mineralis”), an Australian mineral processing consultant, was engaged to assist with the review of processing costs. The Detour Lake, Canadian Malartic and Rainy River Mines in Canada, the Gruyere Project in Australia and another smaller operation were used in the analysis. The comparison between processing costs for the benchmarked gold projects and the 2019 PFS unit operating costs is presented below. The XE.com foreign exchange rate averages for the 90-day period prior to August 5, 2019 of US$0.70/AUD (equivalent to the 2019 PFS exchange rate) and US$0.75/CAD have been used for conversion to USD.

Project	Process OPEX USD/t	Source
Mt Todd - 50,000 tpd Au Plant	$7.88	VCGMTP01E_TEM_50ktpd_014jm-Updated 50,000 tpd case
Detour Lake - 55,000 tpd Au Plant	$6.48	2018 Life of Mine Plan, Average 2019 to 2023
Rainy River - 22,000 tpd Au Plant	$7.12	Rainy River NI-43-101 Report Final July 25, 2018
Malartic - 55,000 tpd Au Plant	$6.06	Malartic - Agnico Eagle + Yamana 30-09-2014
Gruyere - 22,000 tpd Au Plant	$10.95	Gold Road Resources - Gruyere Project Report 15-11-16
Project 1 - 15,000 Au-Ag Plant	$8.66	Operations Review Document

The Mt Todd processing cost of US$7.88/t milled was above similar scale gold plants at Detour Lake and Malartic, which use primary and secondary crushing followed by semi-autogenous ball mill comminution circuits. Mineralis suggests that with the HPGR crushers in the comminution circuit, the ore sorting plant, and project location, the Mt Todd 50,000 tpd total process operating cost would likely be above the benchmarked operations, particularly in the early years.

Commissioning and Start Up

Due to the number of unit operations and conveyors, transfer points, and wear areas in the crushing and HPGR circuits, and the large number of tanks in the CIP leaching and adsorption circuit, the authors of the Study identified the materials handling, crushing, ore sorting and grinding areas as potential areas of risk for Mt Todd during ramp-up.

The Company has extensively evaluated the comminution and materials handling areas of the Project and incorporated design considerations to address potential commissioning and start up risks. As part of the 2019 PFS, the Company also increased the construction and startup schedule from 24 to 30 months. In the 2019 PFS and in previous studies Vista used a design philosophy that has increased the size of the primary crusher, secondary crushers, and HPGR crushers to the next size larger than the equipment manufacturers recommendation. Similarly, in the sorting and fine grinding areas, an extra unit has been included in the design to ensure additional capacity is available if needed. That is, the manufacturer recommended four XRT sorters and five were included in the design. The same is true for the laser sorters and VXP mills. The associated material handling units were also sized for the larger units. Vista believes that this will significantly decrease potential risks during commissioning and start up and plans to undertake additional material handling design reviews as a part of future engineering.

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Mt Todd Benchmarking Study

For further information on the results of the Study, please see the report entitled “Mt Todd Gold Project Independent Benchmarking Study dated February 20, 2020, which is available on Vista’s website under “Mt Todd – Technical Reports.”

Technical Report on Mt Todd

For further information on the Mt Todd Gold Project, see the Technical Report entitled “NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia” with an effective date of September 10, 2019 and an issue date of October 7, 2019, which is available on SEDAR at www.sedar.com, on EDGAR at www.sec.gov, as well as on Vista’s website at “Mt Todd – Technical Report.”

John Rozelle, Vista’s Senior Vice President, a Qualified Person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects, has approved the information in this press release.

About Vista Gold Corp.

The Company is a gold project developer. The Company’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia. Mt Todd is the largest undeveloped gold project in Australia.

For further information, please contact the Company at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the projected economics of the Mt Todd gold project in the 2019 PFS, including the estimates of capital costs and mining and processing operating costs at Mt Todd in the 2019 PFS and the Study, mining schedules as presented in the 2019 PFS and Study, Mt Todd cost estimates relative to benchmarked operations, the Company’s evaluation of commissioning and start-up risks and the effectiveness of efforts to decrease such risks and other similar statements are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: no change to laws or regulations impacting mine development or mining activities, our approved business plans, mineral resource and reserve estimates and results of preliminary economic assessments, preliminary feasibility studies and feasibility studies on our projects, if any, our experience with regulators, our experience and knowledge of the Australian mining industry, benchmarked operations being similar to planned operations at Mt Todd and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which the Company operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which the Company operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on February 26, 2020 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

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Cautionary Note to United States Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. The 2019 PFS referenced in this press release uses the terms “Proven reserves” and “Probable reserves”. Reserve estimates contained in the 2019 PFS are made pursuant to NI 43-101 standards in Canada and do not represent reserves under the standards of the SEC’s Industry Guide 7 and may not constitute reserves under the SEC’s newly adopted disclosure rules to modernize mineral property disclosure requirements, which became effective February 25, 2019 and will be applicable to the Company in its annual report for the fiscal year ending December 31, 2021. Under the currently applicable SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. Additionally, the 2019 PFS uses the terms “Measured resources”, “Indicated resources”, and “Measured & Indicated resources”. We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, such terms are not recognized under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC. Mineral resources described in the 2019 PFS have a great amount of uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that any or all part of an Inferred resource will ever be upgraded to a higher category. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

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